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                                                                     Exhibit 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                            PETROGLYPH ENERGY, INC.


     FIRST:    The name of the corporation is PETROGLYPH ENERGY, INC. (the
"Corporation").

     SECOND:   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 30,000,000 shares, consisting solely of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 25,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation:

     (a)  Preferred Stock.
          ---------------

     Shares of Preferred Stock may be issued from time to time in one or more series as from time to time may be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. The Board of Directors is hereby expressly granted authority to fix, by resolution or resolutions adopted by the affirmative vote of at least eighty percent of the entire Board of Directors (the "Requisite Vote") prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (i) the designation of, and the number of shares of Preferred Stock that shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors, and in any event not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) from time to time by Requisite Vote of the Board of Directors;

     (ii) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any
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     other series of Preferred Stock, and a statement whether such dividends shall be cumulative;

     (iii) whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

     (iv) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

     (vi) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and, if so, the terms, conditions and amount of such sinking fund or purchase account;

     (vii) whether shares of the series shall have voting rights in addition to the voting rights provided by law, which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted upon by the Corporation's stockholders and (B) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; and

     (viii) any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of shares of that series.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted by the Requisite Vote of the Board of Directors pursuant to the authority granted in this subsection (a), and the consent, by class or series vote or otherwise, of the holders of Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Corporation of any other series of Preferred Stock, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions

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adopted by the Requisite Vote with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     (b)  Common Stock.
          ------------

     (i)   Dividends.  After the requirements with respect to preferential
           ---------
     dividends on Preferred Stock, if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of this Certificate of Incorporation, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock, which dividends shall be paid out of assets legally available for the payment of dividends and shall be distributed among the holders of shares of the Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.

     (ii)  Liquidation.  After distribution in full of the preferential amount,
           -----------
     if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders in accordance with Delaware General Corporation Law, which assets shall be distributed pro rata in accordance with the number of shares of such stock held by each such holder.

     (iii) Voting.  Except as may otherwise be required by law, this
           ------
     Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to subsection (a) of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders. Elections of directors shall be by non-cumulative voting of the holders of Common Stock, and those persons receiving the greatest number of votes shall be the directors.

     FIFTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) Management.   The business and affairs of the Corporation shall be
         ----------
managed by or under the direction of the Board of Directors.

     (b) Number of Directors.  Subject to the rights of the holders of any
         -------------------
series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director, other than a director who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall hold office until his successor is

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elected and qualified or until his earlier resignation or removal.  Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     (c)  Initial Directors.  The names and mailing addresses of the persons who
          -----------------
are to serve as directors until the first annual meeting of the holders of capital stock of the Corporation or until their successors are duly elected and qualified are:


Name:                    Mailing Address:
-----                    ---------------

Robert C. Murdock        6209 N. Highway 61
                         Hutchinson, Kansas 67502

Robert A. Christensen    6209 N. Highway 61
                         Hutchinson, Kansas 67502

Kenneth A. Hersh         777 Main St. Suite 2700
                         Fort Worth, Texas 76102

David R. Albin           100 N. Guadalupe Street, Suite 205
                         Santa Fe, New Mexico 87501

A.J. Schwartz, Jr.       c/o Petroglyph Energy, Inc.
                         6209 N. Highway 61
                         Hutchinson, Kansas 67502

     (d) Stockholder Nomination of Directors and Introduction of Business.
         ----------------------------------------------------------------
Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     (e) Bylaws.  In furtherance and not in limitation of the powers conferred
         ------
by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation by the affirmative vote of at least eighty percent (80%) of the entire Board of Directors. The stockholders of the Corporation shall have the power to adopt, alter, amend and repeal the Bylaws by the affirmative vote of a majority of all outstanding shares of Common Stock of the Corporation.

     (f) Powers of Directors.  In addition to the powers and authority
         -------------------
hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation and any Bylaws adopted in the manner provided herein; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

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     SIXTH:    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     SEVENTH:  (a)  Elimination of Certain Liability of Directors.  To the
                    ---------------------------------------------
fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (b) Indemnification and Insurance.
         -----------------------------

     (i) Mandatory Indemnification and Advancement of Expenses.  Each person who
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     was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that he is or was an officer or a director of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such

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     Proceeding.  Such right shall be a contract right and shall include the right to require advancement by the Company of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such standard of conduct.

     (ii)  Nature of Indemnification.  The indemnification and advancement of
           -------------------------
     expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (iii) Insurance.  The Corporation shall have power to purchase and
           ---------
     maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Delaware General Corporation Law.

     (iv) Severability.  If any subsection of this Article Seventh (b) shall be
          ------------
     deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

          EIGHTH:   The name of the incorporator of the Corporation is Grant C.
Lightle, and the mailing address of such incorporator is 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201.

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     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator's hand this 15th day of April, 1997.


                                         /s/ Grant C. Lightle
                                         ----------------------
                                         Grant C. Lightle

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